                                               Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-216769


AXA Equitable Life Insurance Company

Supplement dated December 21, 2018 to the Current Prospectus for EQUI-VEST Employer-Sponsored Retirement Plans:

..   Series 100
..   Series 200

--------------------------------------------------------------------------------

This Supplement adds information related to an exchange offer and modifies certain related information in the above-referenced current prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus or call (866) 638-0550.

                                EXCHANGE OFFER

This Supplement describes an Exchange Offer we are making to you in connection with your variable annuity contract. This Supplement contains important information that you should know before accepting this Exchange Offer.

                      NO ACTION IS REQUIRED ON YOUR PART

You are not required to accept this Exchange Offer or take any action under your Existing Contract. If you do not accept this Exchange Offer, your Existing Contract will continue unchanged.

You should carefully read this Supplement in conjunction with your Prospectus before making your decision regarding this Exchange Offer. If you have any questions about this Exchange Offer, contact your financial professional or call us directly at (866) 638-0550.

Why am I receiving this offer?

Your Employer or Plan has decided to make available to you the AXA Retirement 360 Defined Contribution Program (the "Program"), which is a retirement program designed to provide participants ("Participants") a single coordinated program selection of investment options, including certain mutual fund options and a fixed annuity contract option (each a "Program Investment Option" and, collectively, the "Program Investment Options"). In the future, we expect to expand the investment options available under the Program. Please note that certain Program Investment Options may be offered, advised or subadvised by AXA Equitable or one or more of our affiliates.

Because the Program is available to you, we will permit owners of the contracts and/or certificates (each an "Existing Contract" and collectively the "Existing Contracts") to exchange some or all of their Existing Contract for one or more affiliated mutual funds that are also Program Investment Options (each an "AXA Mutual Fund" and collectively the "AXA Mutual Funds") without imposing withdrawal charges, although a market value adjustment may apply (the "Exchange Offer"). This Exchange Offer also includes any subsequent exchanges under the Program of shares of an AXA Mutual Fund for an Existing Contract or a New Contract (described below) and any future exchanges under the Program between Existing Contracts and New Contracts and AXA Mutual Funds.

You should carefully read this Supplement and your Prospectus and the prospectuses for the AXA Mutual Funds before making your decision regarding this Exchange Offer. This Exchange Offer allows you to exchange some or all of the account value in your Existing Contract for one or more of the AXA Mutual Funds without paying withdrawal charges, although a market value adjustment may apply. You should only exchange some or all of the account value in your Existing Contract if you have determined you no longer need or want some or all of the Guaranteed Benefits (described below) provided by your Existing Contract. The AXA Mutual Funds do not offer any of these Guaranteed Benefits. If you accept this Exchange Offer your Guaranteed Benefits will terminate or be reduced and they cannot be reinstated.

What is this offer? How does this offer work?

You can exchange some or all of your Existing Contract without incurring withdrawal charges for one or more of the AXA Mutual Funds, although a market value adjustment may apply. The minimum amount that may be exchanged pursuant to this Exchange Offer is $20. If you are considering investing in one or more of the AXA Mutual Funds you should contact your financial professional, who will be able to explain the details of the AXA Mutual Funds and provide you with the proper forms and applications necessary to complete the transaction. AXA Mutual Funds can only be purchased through a broker-dealer and this Exchange Offer is not available through all broker-dealer firms.

Under this Exchange Offer, the full or partial exchange of your Existing Contract will not trigger any applicable withdrawal charge under your Existing Contract. In addition, since the AXA Mutual Funds do not have withdrawal charges, any account value from your Existing Contract transferred into the AXA Mutual Funds would not be subject to any withdrawal charge under the AXA Mutual Funds (but would be subject to all other charges and fees under each applicable AXA Mutual Fund). However, any exchange of account value from a fixed maturity option under an Existing Contract will be subject to a market value adjustment which could decrease the amount to be exchanged or the amount remaining in the fixed maturity option, perhaps significantly.

Your Existing Contract has certain benefits that are not offered under any AXA Mutual Fund (the "Guaranteed Benefits"):

..   a standard death benefit;

..   the ability to annuitize at guaranteed annuitization rates and receive guaranteed income for life;

..   a guaranteed interest option (investment option that pays interest at guaranteed rates);

..   fixed maturity options (investment option that pays interest over a 1-10 year period); and

..   the Investment Simplifier (fixed dollar option and interest sweep).

You should carefully consider whether an exchange is appropriate for you by comparing the Guaranteed Benefits provided by your Existing Contract to the benefits and features provided by the AXA Mutual Fund(s). The AXA Mutual Funds do not provide any guaranteed benefits and if you accept this Exchange Offer your Guaranteed Benefits will be terminated or reduced, perhaps significantly.

You should also compare the fees and charges of your Existing Contract to the fees and charges of the AXA Mutual Funds (mutual fund annual operating expenses include management fees, distribution and/or service (12b-1) fees and other expenses). You will also pay a record keeping fee on assets invested in AXA Mutual Funds. There are no front-end or back-end sales charges for the AXA Mutual Funds. For a copy of the prospectus for an AXA Mutual Fund, please contact your financial professional or call (866) 638-0550. Please also see "How can I evaluate this offer?" and "Appendix I".

When your Employer or Plan made the Program available to you it also decided how ongoing contributions may be allocated. That decision determined the terms under which you can exchange some or all of the account value in your Existing Contract into one or more of the AXA Mutual Funds. Accordingly, (1) if your Employer or Plan does not permit ongoing contributions to the Existing Contracts, then you can elect to exchange some or all of the account value in your Existing Contract into one or more of the AXA Mutual Funds or (2) if your Employer or Plan does permit ongoing contributions to Existing Contracts, then you can only exchange 100% of the account value in your Existing Contract into one or more of the AXA Mutual Funds. If your Employer or Plan changes how ongoing contributions may be allocated, your options may change. Employer or Plan restrictions may prevent you from accepting this Exchange Offer. Amounts invested in one or more of the AXA Mutual Funds may be subject to more stringent withdrawal requirements. For more information, please see "Tax Information" in the Prospectus and "What are the tax implications of accepting the offer?" below.

We reserve the right to terminate or materially amend this Exchange Offer with respect to any or all Existing Contracts, as well as, any or all AXA Mutual Funds with notice at least 60 days prior to the date of termination or the effective date of the amendment, subject to the following limited exceptions. First, no such notice would be required if, under extraordinary circumstances, there is a suspension in the redemption of the Existing Contract under
Section 22(e) of the 1940 Act or the rules thereunder. Second, no such notice would be required if the AXA Mutual Fund temporarily delays or ceases the sale of the security because it is unable to invest amounts effectively in accordance with applicable investment objectives, policies and restrictions.

Can I subsequently exchange back into my Existing Contract or a New Contract?

If permitted by your Employer or Plan, you can generally exchange some or all of the value in your AXA Mutual Fund(s) back into your Existing Contract or, if your Existing Contract no longer exists (because you fully exchanged it for one or more AXA Mutual Fund or subsequently surrendered it), into a new contract. The new contract would be either a newly issued version of your terminated Existing Contract if it is still available for new sales or, if it is not available for new sales, the EQUI-VEST(R) (Series 201) variable annuity (the "New Contract"). For a copy of the prospectus for the New Contract, please contact your financial professional or call (866) 638-0550. Please Note: A New Contract is only applicable if your Existing Contract no longer exists, and you will be required to complete the necessary application, order form or other documentation before the New Contract can be issued and the exchange from the AXA Mutual Funds completed. Amounts invested in one or more of the AXA Mutual Funds may be subject to more stringent withdrawal requirements which will be permanent even if you transfer back into your Existing Contract or a New Contract. For more information, please see "Tax Information" in the Prospectus and "What are the tax implications of accepting the offer?" below.

If your Existing Contract and the New Contract are not Plan investment options, then you cannot transfer from AXA Mutual Funds back into your Existing Contract or a New Contract. We reserve the right to disallow all exchanges from the AXA Mutual Funds into Existing Contracts or New Contracts, as well as, the right to reject individual Participant's requests to exchange some or all of their value in the AXA Mutual Funds back into their Existing Contract or a New Contract without rejecting other Participant's requests or all Participant's requests. Please Note: Even if you exchange back into your Existing Contract or a New Contract, you may not receive the same level of Guaranteed Benefits as you originally had under your Existing Contract. Please see "How can I evaluate this offer?" and "Appendix I".

If you exchange back into your Existing Contract or a New Contract, a new withdrawal charge period will attach to that exchanged amount. However, no withdrawal charge will be applied to subsequent exchanges back to AXA Mutual Funds pursuant to this Exchange Offer, although a market value adjustment may apply. You should only exchange shares of AXA Mutual Funds for an Existing Contract or New Contract if you have determined that you want some or all of Guaranteed Benefits provided by the Existing Contract or New Contract and you understand all of the fees and expenses that you would be paying under that contract.

How can I evaluate this offer?

You must decide between: (1) keeping your Existing Contract; or (2) fully or partially exchanging your Existing Contract without any applicable withdrawal charges (although a market value adjustment may apply) for one or more of the AXA Mutual Funds.

If you do not accept our offer, your Existing Contract and all of the Guaranteed Benefits would continue unchanged, and any applicable charges would continue to be deducted from your account value.

If you elect to fully exchange your Existing Contract for one or more of the AXA Mutual Funds:

..   Your Existing Contract and its Guaranteed Benefits would terminate.

..   Your account value would transfer without incurring any applicable withdrawal charges, although we will deduct a pro rata portion of the Annual Administrative Charge if your Existing Contract's account value is less than $25,000 calculated from the date of the most recent participant date anniversary to the date of the exchange.

..   We will also impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the amount to be exchanged, particularly if there is a long time remaining until the fixed maturity option's maturity date.

..   In the future, you would not have the option to receive the lifetime income at guaranteed annuity rates.

..   Your beneficiaries would not receive the standard death benefit which could be greater than your account value provided by your Existing Contract.

If you partially exchange your Existing Contract for one or more of the AXA Mutual Funds:

..   Your account value will be reduced by the amount of the exchange.

..   We will also impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the fixed maturity amount, particularly if there is a long time remaining until the fixed maturity option's maturity date.

..   The account value that can be used for annuity payments under the Existing
    Contract's annuity payment options will also be reduced.

You should compare your Existing Contract's Guaranteed Benefits with the AXA Mutual Fund's benefits and features. See "Appendix I". Under an AXA Mutual Fund the death benefit is equal to your AXA Mutual Fund account value, which could be more or less than your contributions, including the amount exchanged from your Existing Contract. In addition, you will not be able to annuitize your AXA Mutual Fund(s) and receive guaranteed lifetime income.

When you purchased your Existing Contract, you decided that some or all of the Guaranteed Benefits were important to you based on your personal circumstances at that time. When considering this Exchange Offer, you should consider whether you no longer need or want some or all of the Guaranteed Benefits provided by your Existing Contract, given your personal circumstances today and your future needs because, if you accept our Exchange Offer, you will be giving up or significantly reducing your Guaranteed Benefits. You should consider your specific circumstances, including your specific account values, death benefit value, and the following factors:

..   How long you intend to keep your Existing Contract.

..   Whether it is important for you to leave your Existing Contract's death benefit to your beneficiaries.

..   Whether your death benefit amount is greater than your account value.

..   Whether, given your current state of health, you believe you are likely to provide a death benefit to your beneficiaries.

..   Whether it is important for you to be able to receive guaranteed lifetime income.

..   Whether the availability of a guaranteed interest option or fixed maturity options is important to you.

..   Whether a market value adjustment would apply.

You should assess your own situation to decide whether to accept the Exchange Offer. Once terminated, your Guaranteed Benefits based on the values in your Existing Contract cannot be reinstated. In considering the factors above, and any other factors you believe relevant, you may wish to consult with your named beneficiaries, and your financial professional and other advisors. We cannot provide investment advice to you, including how to weigh any relevant factors for your particular situation. We cannot provide any advice regarding future account value, including whether investment options under your Existing Contract will experience market gains or losses. In addition to all the things you and your financial professional and advisors consider, please also consider the following questions:

1. Do you still need 100% of the guaranteed death benefit? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and 100% of the guaranteed death benefit is not important, then you may want to consider the offer and decide if one more of the AXA Mutual Funds is appropriate for you.

2. Do you still need to invest in a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract's guaranteed minimum annual rate? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract's guaranteed minimum annual rate is not important, then you may want to consider the offer and decide if one more of the AXA Mutual Funds is appropriate for you.

Also, while we are currently allowing exchanges from the AXA Mutual Funds back into Existing Contracts (or New Contracts when applicable), we and/or your Employer may not always. In addition, even if you can exchange back into your Existing Contract or a New Contract, you likely will not receive the same level of Guaranteed Benefits and a new withdrawal charge period will start.

..   When you fully exchange your Existing Contract for one or more of the AXA
    Mutual Funds, you lose the value of your existing Guaranteed Benefits which may be greater than the amount exchanged. If you later exchange out of your AXA Mutual Funds into a New Contract, you establish guaranteed benefits in the New Contract equal to the amount exchanged from the AXA Mutual Funds which may be less. For example, assume your death benefit amount ($100,000) was greater than your account value ($90,000) when you fully exchanged your Existing Contract into three AXA Mutual Funds. A year later you decide to exchange the value in your AXA Mutual Funds ($96,000) into a New Contract. Your new death benefit amount in the New Contract ($96,000) is equal the amount you exchange into the New Contract not the original death benefit amount which was higher.

..   When you partially exchange your Existing Contract for one or more of the
    AXA Mutual Funds, the value of your remaining Guaranteed Benefits are reduced on a pro rata basis (as discussed above). If you later exchange the same amount from your AXA Mutual Funds back into your Existing Contract, the value of your Guaranteed Benefits may be lower. For example, assume your death benefit amount ($100,000) was greater than your account value ($90,000) when you exchanged $45,000 into three AXA Mutual Funds. Your Existing Contract's death benefit amount immediately after the partial exchange would be $50,000 (the account value was reduced by 50% and therefore the death benefit was reduced by 50%). A year later your Existing Contract's account value is $49,000 and its death benefit is still equal to $50,000. If you then exchange the value in your AXA Mutual Funds ($48,000) back into your Existing Contract, your Existing Contract's death benefit amount immediately after the exchange will be $98,000 ($50,000 + $48,000), which is lower than the original death benefit amount even though the account value of your Existing Contract and the value of the AXA Mutual Funds both increased before the exchange back into your Existing Contract.

Please remember, the AXA Mutual Funds do no provide any guaranteed benefits. If you exchange 100% of your account value under your Existing Contract for one or more of the AXA Mutual Funds, your Existing Contract will terminate, and you will lose your Guaranteed Benefits. If you exchange only a portion of your account value, the amount exchanged will reduce the account value of your Existing Contract on a dollar-for-dollar basis and will generally reduce the value of your death benefit, on a pro rata basis which could be greater than the dollar amount exchanged. You will also be subject to all the fees and charges under each applicable AXA Mutual Fund.

How do I accept this offer?

To accept this Exchange Offer, you must (1) be enrolled in the Program (please contact your financial professional for more information on how to enroll in the Program) and (2) complete the exchange form included with this Supplement. Please complete, sign and date the exchange form and return it to us at the following address:

   AXA Equitable EQUI-VEST(R) Processing Office
   P.O. Box 4956
   Syracuse, NY 13221-4956

We will not process your acceptance of the offer until all applicable requirements are satisfied. Transactions requested but not completed due to your failure to provide sufficient information, or for any other reason beyond our control, will not be eligible for the offer.

Good order. If the Exchange Offer is received before the market closes on a business day, then the exchange out of the Existing Contract and the purchase of shares of the AXA Mutual Fund will occur at the next calculated price. The Exchange Offer is not available on (1) any day that you are not enrolled in the Program and (2) on a non-business day. We will not consider your acceptance of the offer to be in good order if we receive it on such a day or if it is missing any necessary information. If we receive your acceptance on a non-business day and it is otherwise complete, the exchange out of your Existing Contract and the purchase of shares of the AXA Mutual Fund will be processed on the next business day.

What are the tax implications of accepting the offer?

We view exchanges from the Existing Contracts in whole or in part to one or more of the AXA Mutual Funds as a "contract exchange within the same 403(b) plan," as described in "Direct transfer contributions" in your Prospectus and therefore, accepting this Exchange Offer will generally not be viewed as a taxable distribution to you. However, amounts exchanged into one or more of the AXA Mutual Funds, including earnings, may be subject to more stringent withdrawal restrictions (e.g., employer and after tax contributions cannot be withdrawn before the participant has a severance from employment, becomes disabled or attains age 59 1/2). If you later decide to exchange some or all of those amounts in your AXA Mutual Funds back into your Existing Contract or a New Contract, such withdrawal restrictions will remain with respect to those amounts. For more information, please see "Tax Information" in your Prospectus. You should discuss with your tax advisor whether it makes sense for you to accept the offer.

More information about this offer.

Although we do not directly compensate your financial professional based on your acceptance of this Exchange Offer, your financial professional may receive payments of varying amounts that may provide an incentive in recommending whether or not you should accept this Exchange Offer. For example, if you exchange some or all of your Existing Contract for a AXA Mutual Fund, your financial professional may receive compensation upon completion of that exchange. You should contact your financial professional for information about the compensation he or she receives. For additional information about compensation paid to your financial professional, see "Distribution of the contracts" in "More information" in your Prospectus.

Please note that your Existing Contract and any New Contract, if applicable, may each be a Program Investment Option. For ease of discussion regarding this Exchange Offer, this Supplement separates your Existing Contract and any New Contract from the Program Investment Options.

All exchanges are subject to our policies and procedures concerning frequent or disruptive transfer activity.

The Exchange Offer may vary for certain contracts, certificates, and in certain states and may not be available for all contracts or certificates, in all states, at all times or through all financial intermediaries. All material variations are described in this supplement. We may suspend, modify, or terminate this Exchange Offer at any time with notice, as described in this supplement. In the future, we may make new, additional or modified offers in connection with these Existing Contracts or certain benefits thereunder with different terms that may be more or less favorable than the terms described herein.

                                  APPENDIX I

The following chart provides a brief summary comparison of some of the important features of your Existing Contract and the AXA Mutual Funds and between the AXA Mutual Funds and a New Contract. You should not rely solely on this chart in examining the differences between your Existing Contract and the AXA Mutual Funds and between the AXA Mutual Funds and a New Contract. There may be other differences important for you to consider prior to purchasing an AXA Mutual Fund or a New Contract. You should read your Prospectus and other information related to your Existing Contract and the prospectus for an AXA Mutual Fund and a New Contract prior to requesting any exchange. If you would like a prospectus for an AXA Mutual Fund or a New Contract, contact your financial professional or call (866) 638-0550. Please note, this chart does not create or modify any existing rights or Guaranteed Benefits, all of which are only established by your Existing Contract.

                        Series 100         Series 200       AXA MUTUAL FUNDS        Series 201
----------------------------------------------------------------------------------------------------
Annual
      Administrative                                                               $65 (maximum)
      Charge/1/             $30                $30                 $0            $30 (current)/2/
----------------------------------------------------------------------------------------------------
Separate Account
Expenses                1.34%-1.49%        1.34%-1.49%              0                  1.20%
----------------------------------------------------------------------------------------------------
Variable Investment
Option Fees             0.59%-1.94%        0.59%-1.94%              0               0.59%-2.07%
----------------------------------------------------------------------------------------------------
Record Keeping Fee           0                  0              0.15%-1.20%               0
----------------------------------------------------------------------------------------------------
Mutual Fund Annual
Operating Expenses           0                  0              0%-2.26%/3/               0
----------------------------------------------------------------------------------------------------
MaximumWithdrawal
       Charge               6%                 6%                  0%                   5%
----------------------------------------------------------------------------------------------------
LivingBenefit               No                 No                  No           Personal Income
      (charge)                                                                  Benefit guarantees
                                                                                that you can take
                                                                                withdrawals from
                                                                                your Personal
                                                                                Income Benefit
                                                                                account value up to
                                                                                your Guaranteed
                                                                                Annual Withdrawal
                                                                                Amount each year
                                                                                even if your
                                                                                Personal Income
                                                                                Benefit account
                                                                                value falls to zero
                                                                                by other than an
                                                                                early or excess
                                                                                withdrawal
                                                                                beginning at age 65
                                                                                or later and
                                                                                subject to a
                                                                                distributable event
                                                                                (1.00%)
----------------------------------------------------------------------------------------------------
VariableInvestment      92 (various        92 (various
        Options          classes)           classes)                0           92 (various classes)
----------------------------------------------------------------------------------------------------
DeathBenefit         The greater of:    The greater of:       Account Value     The greater of: (i)
                     (i) your account   (i) your account                        your account value,
                     value (without     value (without                          less any
                     adjustment for     adjustment for                          outstanding loan
                     any otherwise      any otherwise                           balance plus
                     applicable         applicable                              accrued interest as
                     negative market    negative market                         of the date we
                     value adjustment)  value adjustment)                       receive
                     and less any       and less any                            satisfactory proof
                     outstanding loan   outstanding loan                        of death, any
                     balance plus       balance plus                            required
                     accrued interest   accrued interest                        instructions,
                     as of the date we  as of the date we                       information and
                     receive            receive                                 forms necessary to
                     satisfactory       satisfactory                            effect payment; and
                     proof of death,    proof of death,                         (ii) your total
                     any required       any required                            contributions,
                     instructions,      instructions,                           adjusted for
                     information and    information and                         withdrawals and any
                     forms necessary    forms necessary                         withdrawal charges
                     to effect          to effect                               and any taxes that
                     payment; and       payment; and                            may apply, less any
                     (ii) your total    (ii) your total                         outstanding loan
                     contributions,     contributions,                          balance plus
                     adjusted for       adjusted for                            accrued interest.
                     withdrawals and    withdrawals and
                     any withdrawal     any withdrawal
                     charges and any    charges and any
                     taxes that may     taxes that may
                     apply, less any    apply, less any
                     outstanding loan   outstanding loan
                     balance plus       balance plus
                     accrued interest.  accrued interest.
----------------------------------------------------------------------------------------------------
Guaranteed minimum
annual rate in the
Guaranteed Interest
Option/4/                  1%-4%              1%-4%                No                 1%-1.5%
----------------------------------------------------------------------------------------------------

                        Series 100         Series 200       AXA MUTUAL FUNDS        Series 201
----------------------------------------------------------------------------------------------------
FixedMaturity
     Options/5/             Yes                Yes                 No                   No
----------------------------------------------------------------------------------------------------
Structured
          Investment
          Option/6/         No                 No                  No                   Yes
----------------------------------------------------------------------------------------------------
LifetimePayout
        Option              Yes                Yes                 No                   Yes
----------------------------------------------------------------------------------------------------
AdditionalFeatures   Investment         Investment                 No           Investment
                     simplifier         simplifier                              simplifier;
                                                                                ProNvest Managed
                                                                                Account Service
----------------------------------------------------------------------------------------------------

1  Or 2% of account value if less.
2 May be waived if account value exceeds certain amounts. See your Existing Contract for details.
3 Your Plan will designate the Mutual Funds which are available to you as Mutual Fund Program Investment Options. The high and low Mutual Fund Annual Operating Expenses will vary based on the Mutual Fund Program Investment Options available to you.
4 The guaranteed interest option is part of our general account and pays interest at guaranteed rates that are reset periodically.
5 The fixed maturity option is part of our general account and pays interest at a fixed rate for the duration of the option (generally between 1 - 10 years). A positive or negative market value adjustment applies if amounts are withdrawn before maturity.
6  The Structured Investment Option is an index-linked investment option.



  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).

Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.
   Copyright 2018 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                (212) 554-1234

                                                                        #638153

                                               Filed Pursuant to Rule 424(b)(3)
                                                    Registration No. 333-216769


AXA Equitable Life Insurance Company

Supplement dated December 21, 2018 to the Current Prospectus for EQUI-VEST(R) Employer-Sponsored Retirement Plans:

..   EQUI-VEST(R) Vanatage/SM/

--------------------------------------------------------------------------------

This Supplement adds information related to an exchange offer and modifies certain related information in the above-referenced current prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the "Prospectus"). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in your Prospectus or call (866) 638-0550.

                                EXCHANGE OFFER

This Supplement describes an Exchange Offer we are making to you in connection with your variable annuity contract. This Supplement contains important information that you should know before accepting this Exchange Offer.

                      NO ACTION IS REQUIRED ON YOUR PART

You are not required to accept this Exchange Offer or take any action under your Existing Contract. If you do not accept this Exchange Offer, your Existing Contract will continue unchanged.

You should carefully read this Supplement in conjunction with your Prospectus before making your decision regarding this Exchange Offer. If you have any questions about this Exchange Offer, contact your financial professional or call us directly at (866) 638-0550.

Why am I receiving this offer?

Your Employer or Plan has decided to make available to you the AXA Retirement 360 Defined Contribution Program (the "Program"), which is a retirement program designed to provide participants ("Participants") a single coordinated program selection of investment options, including certain mutual fund options and a fixed annuity contract option (each a "Program Investment Option" and, collectively, the "Program Investment Options"). In the future, we expect to expand the investment options available under the Program. Please note that certain Program Investment Options may be offered, advised or subadvised by AXA Equitable or one or more of our affiliates.

Because the Program is available to you, we will permit owners of the contracts and/or certificates (each an "Existing Contract" and collectively the "Existing Contracts") to exchange some or all of their Existing Contract for one or more affiliated mutual funds that are also Program Investment Options (each an "AXA Mutual Fund" and collectively the "AXA Mutual Funds") without imposing withdrawal charges, although a market value adjustment may apply (the "Exchange Offer"). This Exchange Offer also includes any subsequent exchanges under the Program of shares of an AXA Mutual Fund for an Existing Contract or a New Contract (described below) and any future exchanges under the Program between Existing Contracts and New Contracts and AXA Mutual Funds.

You should carefully read this Supplement and your Prospectus and the prospectuses for the AXA Mutual Funds before making your decision regarding this Exchange Offer. This Exchange Offer allows you to exchange some or all of the account value in your Existing Contract for one or more of the AXA Mutual Funds without paying withdrawal charges, although a market value adjustment may apply. You should only exchange some or all of the account value in your Existing Contract if you have determined you no longer need or want some or all of the Guaranteed Benefits (described below) provided by your Existing Contract. The AXA mutual funds do not offer any of these Guaranteed Benefits. If you accept this Exchange Offer your Guaranteed Benefits will terminate or be reduced and they cannot be reinstated.

What is this offer? How does this offer work?

You can exchange some or all of your Existing Contract without incurring withdrawal charges for one or more of the AXA Mutual Funds, although a market value adjustment may apply. The minimum amount that may be exchanged pursuant to this Exchange Offer is $20. If you are considering investing in one or more of the AXA Mutual Funds you should contact your financial professional, who will be able to explain the details of the AXA Mutual Funds and provide you with the proper forms and applications necessary to complete the transaction. AXA Mutual Funds can only be purchased through a broker-dealer and this Exchange Offer is not available through all broker-dealer firms.

Under this Exchange Offer, the full or partial exchange of your Existing Contract will not trigger any applicable withdrawal charge under your Existing Contract. In addition, since the AXA Mutual Funds do not have withdrawal charges, any account value from your Existing Contract transferred into the AXA Mutual Funds would not be subject to any withdrawal charge under the AXA Mutual Funds (but would be subject to all other charges and fees under each applicable AXA Mutual Fund). However, any exchange of account value from a fixed maturity option under an Existing Contract will be subject to a market value adjustment which could decrease the amount to be exchanged or the amount remaining in the fixed maturity option, perhaps significantly.

Your Existing Contract has certain benefits that are not offered under any AXA Mutual Fund (the "Guaranteed Benefits"):

..   a standard death benefit;

..   the ability to annuitize at guaranteed annuitization rates and receive guaranteed income for life;

..   a guaranteed interest option (investment option that pays interest at guaranteed rates);

..   fixed maturity options (investment option that pays interest over a 1-10 year period);

..   a structured investment option (NJ ACTS only) (investment option that may credit interest based, in part, on the performance of an external index);

..   the optional enhanced death benefit; and

..   the Investment Simplifier (fixed dollar option and interest sweep).

You should carefully consider whether an exchange is appropriate for you by comparing the Guaranteed Benefits provided by your Existing Contract to the benefits and features provided by the AXA Mutual Fund(s). The AXA Mutual Funds do not provide any guaranteed benefits and if you accept this Exchange Offer your Guaranteed Benefits will be terminated or reduced, perhaps significantly.

You should also compare the fees and charges of your Existing Contract to the fees and charges of the AXA Mutual Funds (mutual fund annual operating expenses include management fees, distribution and/or service (12b-1) fees and other expenses). You will also pay a record keeping fee on assets invested in AXA Mutual Funds. There are no front-end or back-end sales charges for the AXA Mutual Funds. For a copy of the prospectus for an AXA Mutual Fund, please contact your financial professional or call (866) 638-0550. Please also see "How can I evaluate this offer?" and "Appendix I".

When your Employer or Plan made the Program available to you it also decided how ongoing contributions may be allocated. That decision determined the terms under which you can exchange some or all of the account value in your Existing Contract into one or more of the AXA Mutual Funds. Accordingly, (1) if your Employer or Plan does not permit ongoing contributions to the Existing Contracts, then you can elect to exchange some or all of the account value in your Existing Contract into one or more of the AXA Mutual Funds or (2) if your Employer or Plan does permit ongoing contributions to Existing Contracts, then you can only exchange 100% of the account value in your Existing Contract into one or more of the AXA Mutual Funds. If your Employer or Plan changes how ongoing contributions may be allocated, your options may change. Employer or Plan restrictions may prevent you from accepting this Exchange Offer. Amounts invested in one or more of the AXA Mutual Funds may be subject to more stringent withdrawal requirements. For more information, please see "Tax Information" in the Prospectus and "What are the tax implications of accepting the offer?" below.

We reserve the right to terminate or materially amend this Exchange Offer with respect to any or all Existing Contracts, as well as, any or all AXA Mutual Funds with notice at least 60 days prior to the date of termination or the effective date of the amendment, subject to the following limited exceptions. First, no such notice would be required if, under extraordinary circumstances, there is a suspension in the redemption of the Existing Contract under
Section 22(e) of the 1940 Act or the rules thereunder. Second, no such notice would be required if the AXA Mutual Fund temporarily delays or ceases the sale of the security because it is unable to invest amounts effectively in accordance with applicable investment objectives, policies and restrictions.

Can I subsequently exchange back into my Existing Contract or a New Contract?

If permitted by your Employer or Plan, you can generally exchange some or all of the value in your AXA Mutual Fund(s) back into your Existing Contract or, if your Existing Contract no longer exists (because you fully exchanged it for one or more AXA Mutual Fund or subsequently surrendered it), into a new contract. The new contract would be either a newly issued version of your terminated Existing Contract if it is still available for new sales or, if it is not available for new sales, the EQUI-VEST(R) (Series 201) variable annuity (the "New Contract"). For a copy of the prospectus for the New Contract, please contact your financial professional or call (866) 638-0550. Please Note: A New Contract is only applicable if your Existing Contract no longer exists, and you will be required to complete the necessary application, order form or other documentation before the New Contract can be issued and the exchange from the AXA Mutual Funds completed. Amounts invested in one or more of the AXA Mutual Funds may be subject to more stringent withdrawal requirements which will be permanent even if you transfer back into your Existing Contract or a New Contract. For more information, please see "Tax Information" in the Prospectus and "What are the tax implications of accepting the offer?" below.

If your Existing Contract and the New Contract are not Plan investment options, then you cannot transfer from AXA Mutual Funds back into your Existing Contract or a New Contract. We reserve the right to disallow all exchanges from the AXA Mutual Funds into Existing Contracts or New Contracts, as well as, the right to reject individual Participant's requests to exchange some or all of their value in the AXA Mutual Funds back into their Existing Contract or a New Contract without rejecting other Participant's requests or all Participant's requests. Please Note: Even if you exchange back into your Existing Contract or a New Contract, you may not receive the same level of Guaranteed Benefits as you originally had under your Existing Contract. Please see "How can I evaluate this offer?" and "Appendix I".

If you exchange back into your Existing Contract or a New Contract, a new withdrawal charge period will attach to that exchanged amount. However, no withdrawal charge will be applied to subsequent exchanges back to AXA Mutual Funds pursuant to this Exchange Offer, although a market value adjustment may apply. You should only exchange shares of AXA Mutual Funds for an Existing Contract or New Contract if you have determined that you want some or all of Guaranteed Benefits provided by the Existing Contract or New Contract and you understand all of the fees and expenses that you would be paying under that contract.

How can I evaluate this offer?

You must decide between: (1) keeping your Existing Contract; or (2) fully or partially exchanging your Existing Contract without any applicable withdrawal charges (although a market value adjustment may apply) for one or more of the AXA Mutual Funds.

If you do not accept our offer, your Existing Contract and all of the Guaranteed Benefits would continue unchanged, and any applicable charges would continue to be deducted from your account value.

If you elect to fully exchange your Existing Contract for one or more of the AXA Mutual Funds:

..   Your Existing Contract and its Guaranteed Benefits would terminate.

..   Your account value would transfer without incurring any applicable withdrawal charges, although we will deduct a pro rata portion of the Annual Administrative Charge if your Existing Contract's account value is less than $25,000 calculated from the date of the most recent participant date anniversary to the date of the exchange.

..   We will also impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the amount to be exchanged, particularly if there is a long time remaining until the fixed maturity option's maturity date.

..   Also, if account value is exchanged from the structured investment option prior to maturity the segment interim value calculation could result in a significant decrease in the amount to be exchanged (NJ ACTS only).

..   In the future, you would not have the option to receive the lifetime income at guaranteed annuity rates.

..   Your beneficiaries would not receive the standard death benefit which could be greater than your account value provided by your Existing Contract.

..   Nor would your beneficiaries receive the enhanced death benefit amount under your Existing Contract if you elected the enhanced death benefit.

If you partially exchange your Existing Contract for one or more of the AXA Mutual Funds:

..   Your account value will be reduced by the amount of the exchange.

..   We will also impose a market value adjustment on any account value exchanged from a fixed maturity option under an Existing Contract, which could significantly decrease the fixed maturity amount, particularly if there is a long time remaining until the fixed maturity option's maturity date.

..   Also, if account value is exchanged from the structured investment option prior to maturity the segment interim value calculation could result in a significant decrease in the amount to be exchanged (NJ ACTS only).

..   The account value that can be used for annuity payments under the Existing
    Contract's annuity payment options will also be reduced.

You should compare your Existing Contract's Guaranteed Benefits with the AXA Mutual Fund's benefits and features. See "Appendix I". Under an AXA Mutual Fund the death benefit is equal to your AXA Mutual Fund account value, which could be more or less than your contributions, including the amount exchanged from your Existing Contract. In addition, you will not be able to annuitize your AXA Mutual Fund(s) and receive guaranteed lifetime income.

When you purchased your Existing Contract, you decided that some or all of the Guaranteed Benefits were important to you based on your personal circumstances at that time. When considering this Exchange Offer, you should consider whether you no longer need or want some or all of the Guaranteed Benefits provided by your Existing Contract, given your personal circumstances today and your future needs because, if you accept our Exchange Offer, you will be giving up or significantly reducing your Guaranteed Benefits. You should consider your specific circumstances, including your specific account values, death benefit value, and the following factors:

..   How long you intend to keep your Existing Contract.

..   Whether it is important for you to leave your Existing Contract's death benefit to your beneficiaries.

..   Whether your death benefit amount is greater than your account value.

..   Whether, given your current state of health, you believe you are likely to provide a death benefit to your beneficiaries.

..   Whether it is important for you to be able to receive guaranteed lifetime income.

..   Whether the availability of a guaranteed interest option, fixed maturity options or structured investment option (NJ ACTS only) is important to you.

..   Whether a market value adjustment would apply.

..   Whether amounts would be exchange out of the structured investment option prior to Segment maturity (NJ ACTS only).

You should assess your own situation to decide whether to accept the Exchange Offer. Once terminated, your Guaranteed Benefits based on the values in your Existing Contract cannot be reinstated. In considering the factors above, and any other factors you believe relevant, you may wish to consult with your named beneficiaries, and your financial professional and other advisors. We cannot provide investment advice to you, including how to weigh any relevant factors for your particular situation. We cannot provide any advice regarding future account value, including whether investment options under your Existing Contract will experience market gains or losses. In addition to all the things you and your financial professional and advisors consider, please also consider the following questions:

1. Do you still need 100% of the guaranteed death benefit? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and 100% of the guaranteed death benefit is not important, then you may want to consider the offer and decide if one more of the AXA Mutual Funds is appropriate for you.

2. Do you still need to invest in a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract's guaranteed minimum annual rate? If you do, then the offer is most likely not appropriate for you. If, on the other hand, your circumstances have changed and a guaranteed interest option at a guaranteed rate at least equal to your Existing Contract's guaranteed minimum annual rate is not important, then you may want to consider the offer and decide if one more of the AXA Mutual Funds is appropriate for you.

Also, while we are currently allowing exchanges from the AXA Mutual Funds back into Existing Contracts (or New Contracts when applicable), we and/or your Employer may not always. In addition, even if you can exchange back into your Existing Contract or a New Contract, you likely will not receive the same level of Guaranteed Benefits and a new withdrawal charge period will start.

..   When you fully exchange your Existing Contract for one or more of the AXA
    Mutual Funds, you lose the value of your existing Guaranteed Benefits which may be greater than the amount exchanged. If you later exchange out of your AXA Mutual Funds into a New Contract, you establish guaranteed benefits in the New Contract equal to the amount exchanged from the AXA Mutual Funds which may be less. For example, assume your standard death benefit amount ($100,000) was greater than your account value ($90,000) when you fully exchanged your Existing Contract into three AXA Mutual Funds. A year later you decide to exchange the value in your AXA Mutual Funds ($96,000) into a New Contract. Your new death benefit amount in the New Contract ($96,000) is equal the amount you exchange into the New Contract not the original death benefit amount which was higher.

..   When you partially exchange your Existing Contract for one or more of the
    AXA Mutual Funds, the value of your remaining Guaranteed Benefits are reduced on a pro rata basis (as discussed above). If you later exchange the same amount from your AXA Mutual Funds back into your Existing Contract, the value of your Guaranteed Benefits may be lower. For example, assume your standard death benefit amount ($100,000) was greater than your account value ($90,000) when you exchanged $45,000 into three AXA Mutual Funds. Your Existing Contract's death benefit amount immediately after the partial exchange would be $50,000 (the account value was reduced by 50% and therefore the death benefit was reduced by 50%). A year later your Existing Contract's account value is $49,000 and its death benefit is still equal to $50,000. If you then exchange the value in your AXA Mutual Funds ($48,000) back into your Existing Contract, your Existing Contract's death benefit amount immediately after the exchange will be $98,000 ($50,000 + $48,000), which is lower than the original death benefit amount even though the account value of your Existing Contract and the value of the AXA Mutual Funds both increased before the exchange back into your Existing Contract.

Please remember, the AXA Mutual Funds do no provide any guaranteed benefits. If you exchange 100% of your account value under your Existing Contract for one or more of the AXA Mutual Funds, your Existing Contract will terminate, and you will lose your Guaranteed Benefits. If you exchange only a portion of your account value, the amount exchanged will reduce the account value of your Existing Contract on a dollar-for-dollar basis and will generally reduce the value of your death benefit, on a pro rata basis which could be greater than the dollar amount exchanged. You will also be subject to all the fees and charges under each applicable AXA Mutual Fund.

How do I accept this offer?

To accept this Exchange Offer, you must (1) be enrolled in the Program (please contact your financial professional for more information on how to enroll in the Program) and (2) complete the exchange form included with this Supplement. Please complete, sign and date the exchange form and return it to us at the following address:

   AXA Equitable EQUI-VEST(R) Processing Office
   P.O. Box 4956
   Syracuse, NY 13221-4956

We will not process your acceptance of the offer until all applicable requirements are satisfied. Transactions requested but not completed due to your failure to provide sufficient information, or for any other reason beyond our control, will not be eligible for the offer.

Good order. If the Exchange Offer is received before the market closes on a business day, then the exchange out of the Existing Contract and the purchase of shares of the AXA Mutual Fund will occur at the next calculated price. The Exchange Offer is not available on (1) any day that you are not enrolled in the Program and (2) on a non-business day (including a non-Segment Business Day if account value is being exchanged out of a Segment). We will not consider your acceptance of the offer to be in good order if we receive it on such a day or if it is missing any necessary information. If we receive your acceptance on a non-business day and it is otherwise complete, the exchange out of your Existing Contract and the purchase of shares of the AXA Mutual Fund will be processed on the next business day.

What are the tax implications of accepting the offer?

We view exchanges from the Existing Contracts in whole or in part to one or more of the AXA Mutual Funds as a "contract exchange within the same 403(b) plan," as described in "Direct transfer contributions" in your Prospectus and therefore, accepting this Exchange Offer will generally not be viewed as a taxable distribution to you. However, amounts exchanged into one or more of the AXA Mutual Funds, including earnings, may be subject to more stringent withdrawal restrictions (e.g., employer and after tax contributions cannot be withdrawn before the participant has a severance from employment, becomes disabled or attains age 59 1/2). If you later decide to exchange some or all of those amounts in your AXA Mutual Funds back into your Existing Contract or a New Contract, such withdrawal restrictions will remain with respect to those amounts. For more information, please see "Tax Information" in your Prospectus. You should discuss with your tax advisor whether it makes sense for you to accept the offer.

More information about this offer.

Although we do not directly compensate your financial professional based on your acceptance of this Exchange Offer, your financial professional may receive payments of varying amounts that may provide an incentive in recommending whether or not you should accept this Exchange Offer. For example, if you exchange some or all of your Existing Contract for a AXA Mutual Fund, your financial professional may receive compensation upon completion of that exchange. You should contact your financial professional for information about the compensation he or she receives. For additional information about compensation paid to your financial professional, see "Distribution of the contracts" in "More information" in your Prospectus.

Please note that your Existing Contract and any New Contract, if applicable, may each be a Program Investment Option. For ease of discussion regarding this Exchange Offer, this Supplement separates your Existing Contract and any New Contract from the Program Investment Options.

All exchanges are subject to our policies and procedures concerning frequent or disruptive transfer activity.

The Exchange Offer may vary for certain contracts, certificates, and in certain states and may not be available for all contracts or certificates, in all states, at all times or through all financial intermediaries. All material variations are described in this supplement. We may suspend, modify, or terminate this Exchange Offer at any time with notice, as described in this supplement. In the future, we may make new, additional or modified offers in connection with these Existing Contracts or certain benefits thereunder with different terms that may be more or less favorable than the terms described herein.

                                  APPENDIX I

The following chart provides a brief summary comparison of some of the important features of your Existing Contract and the AXA Mutual Funds and between the AXA Mutual Funds and a New Contract. You should not rely solely on this chart in examining the differences between your Existing Contract and the AXA Mutual Funds and between the AXA Mutual Funds and a New Contract. There may be other differences important for you to consider prior to purchasing an AXA Mutual Fund or a New Contract. You should read your Prospectus and other information related to your Existing Contract and the prospectus for an AXA Mutual Fund and a New Contract prior to requesting any exchange. If you would like a prospectus for an AXA Mutual Fund or a New Contract, contact your financial professional or call (866) 638-0550. Please note, this chart does not create or modify any existing rights or Guaranteed Benefits, all of which are only established by your Existing Contract.

-----------------------------------------------------------------------------------------------
                             Vantage/SM/           AXA MUTUAL FUNDS           Series 201
-----------------------------------------------------------------------------------------------
Annual Administrative                                                       $65 (maximum)
Charge/1/                         $0                      $0               $30 (current)/2/
-----------------------------------------------------------------------------------------------
Separate Account
Expenses                     0.50%-0.90%                  0                     1.20%
-----------------------------------------------------------------------------------------------
Variable Investment
Option Fees                  0.59%-1.94%                  0                  0.59%-2.07%
-----------------------------------------------------------------------------------------------
Record Keeping Fee                0                  0.15%-1.20%                  0
-----------------------------------------------------------------------------------------------
Mutual Fund Annual
Operating Expenses                0                  0%-2.26%/3/                  0
-----------------------------------------------------------------------------------------------
Maximum Withdrawal
Charge                          0%-6%                     0%                      5%
-----------------------------------------------------------------------------------------------
Living Benefit (charge)           No                      No            Personal Income
                                                                        Benefit guarantees
                                                                        that you can take
                                                                        withdrawals from your
                                                                        Personal Income
                                                                        Benefit account value
                                                                        up to your Guaranteed
                                                                        Annual Withdrawal
                                                                        Amount each year even
                                                                        if your Personal
                                                                        Income Benefit account
                                                                        value falls to zero by
                                                                        other than an early or
                                                                        excess withdrawal
                                                                        beginning at age 65 or
                                                                        later and subject to a
                                                                        distributable event
                                                                        (1.00%)
-----------------------------------------------------------------------------------------------
Variable Investment
Options                           93                      0              92 (various classes)
-----------------------------------------------------------------------------------------------
Death Benefit           The greater of:             Account Value       The greater of: (i)
                        (i) your account                                your account value,
                        value, less any                                 less any outstanding
                        outstanding loan                                loan balance plus
                        balance plus accrued                            accrued interest as of
                        interest as of the                              the date we receive
                        date we receive                                 satisfactory proof of
                        satisfactory proof of                           death, any required
                        death, any required                             instructions,
                        instructions,                                   information and forms
                        information and forms                           necessary to effect
                        necessary to effect                             payment; and (ii) your
                        payment; and (ii) your                          total contributions,
                        total contributions,                            adjusted for
                        adjusted for                                    withdrawals and any
                        withdrawals and any                             withdrawal charges and
                        withdrawal charges and                          any taxes that may
                        any taxes that may                              apply, less any
                        apply, less any                                 outstanding loan
                        outstanding loan                                balance plus accrued
                        balance (in certain                             interest.
                        newer contracts there
                        is no outstanding loan
                        balance) plus accrued
                        interest.
-----------------------------------------------------------------------------------------------
Enhanced Death Benefit  The greater of: (a)               No                      No
                        your account value
                        (without any negative
                        market value
                        adjustment that would
                        otherwise apply) as of
                        the date we receive
                        satisfactory proof of
                        your death, any
                        required instructions
                        for the method of
                        payment, information
                        and forms necessary to
                        effect payment (less
                        any outstanding loan
                        and accrued loan
                        interest); and (b) the
                        enhanced death benefit
                        as of the date of your
                        death. On the
                        participation date,
                        your enhanced death
                        benefit equals your
                        initial contribution.
                        Then, on each third
                        participation date
                        anniversary until you
                        are age 85, we will
                        determine your
                        enhanced death benefit
                        by comparing your
                        current enhanced death
                        benefit to your
                        account value. If your
                        account value is
                        higher than your
                        enhanced death
                        benefit, we will
                        increase your enhanced
                        death benefit to equal
                        your account value. On
                        the other hand, if
                        your account value on
                        any third
                        participation date
                        anniversary is less
                        than your enhanced
                        death benefit, we will
                        not adjust your
                        enhanced death benefit
                        either up or down.
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                             Vantage/SM/           AXA MUTUAL FUNDS           Series 201
-----------------------------------------------------------------------------------------------
Guaranteed minimum              1%-4%                     No                   1%-1.5%
annual rate in the
Guaranteed Interest
Option/4/
-----------------------------------------------------------------------------------------------
Fixed Maturity
Options/5/                       Yes                      No                      No
-----------------------------------------------------------------------------------------------
Structured Investment
Option/6/                 Yes (NJ ACTS only)              No                     Yes
-----------------------------------------------------------------------------------------------
Lifetime Payout Option           Yes                      No                     Yes
-----------------------------------------------------------------------------------------------
Additional Features     Investment simplifier             No            Investment simplifier;
                                                                        ProNvest Managed
                                                                        Account Service
-----------------------------------------------------------------------------------------------

1  Or 2% of account value if less.
2 May be waived if account value exceeds certain amounts. See your Existing Contract for details.
3 Your Plan will designate the Mutual Funds which are available to you as Mutual Fund Program Investment Options. The high and low Mutual Fund Annual Operating Expenses will vary based on the Mutual Fund Program Investment Options available to you.
4 The guaranteed interest option is part of our general account and pays interest at guaranteed rates that are reset periodically.
5 The fixed maturity option is part of our general account and pays interest at a fixed rate for the duration of the option (generally between 1 -- 10 years). A positive or negative market value adjustment applies if amounts are withdrawn before maturity.
6  The Structured Investment Option is an index-linked investment option.




  EQUI-VEST(R) is issued by and is a registered service mark of AXA Equitable
                    Life Insurance Company (AXA Equitable).

Co-distributed by affiliates AXA Advisors, LLC and AXA Distributors, LLC. 1290
                  Avenue of the Americas, New York, NY 10104.
   Copyright 2018 AXA Equitable Life Insurance Company. All rights reserved.

                     AXA Equitable Life Insurance Company
                1290 Avenue of the Americas, New York, NY 10104
                                (212) 554-1234


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